SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): July 8, 2010

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

SARS Corporation
2485Washington Road
Washington, IL 61571
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (309) 427-5961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events.

On July 8, 2010, the Internal Revenue Service executed a search warrant on the Illinois premises of FasTech Services, Inc. (“FasTech”), a wholly owned subsidiary of SARS Corporation (“SARS”), including the individual business premises of the FasTech business including Swank Enterprises Inc. (Art & Print), T.A. Brinkoetter & Sons, Inc., Associated Mechanical, Inc., R.J. Power Plumbing & Heating Company, and the residences of former President of SARS and FasTech, Mark Swank, current President, of SARS and FasTech, Frank Bonadio, and Chief Financial Officer Phillip Heinz.

The United States District Court in the Central District of Illinois issued the Search Warrant, Case No. 10-MC-1061, which sited the investigation of potential bank fraud, wire fraud and bankruptcy fraud for the period commencing January 1, 2005, prior to SARS’ and FasTech’s October 2009 acquisition of the FasTech businesses, through the current date.  FasTech and its officers cooperated with the warrants and will continue to cooperate with the ongoing investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2010

SARS Corporation

/s/ Frank Bonadio
By: Frank Bonadio
Its:  Chief Executive Officer